EXHIBIT 10-o


           SBC Communications Inc.












                               STOCK SAVINGS PLAN

















                                               Plan Effective:  January 1, 1991
                                             As amended through January 1, 2000
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                                      INDEX


Section 1 - Statement of Purpose..................................1

Section 2 - Definitions...........................................1

Section 3 - Administration of the Plan............................5

Section 4 - Participation.........................................5
      4.1  Election to Commence a Savings Unit....................5
      4.2  Termination of Election................................6

Section 5 - Pre-Tax Contributions/After-Tax Contributions/Company Match 6
      5.1  After-Tax and/or Pre-Tax Account(s)....................6
      5.2  Company Matching Account...............................6
      5.3  Dividends..............................................7
      5.4  Vesting of Matching Account............................7
      5.5  Statement of Accounts..................................7

Section 6 - Retirement Alternative................................8
      6.1  Retirement Distribution................................8
      6.2  Termination Distribution...............................9
           6.2(a)  Termination of Employment Before Retirement....9
           6.2(b)  Termination of a Savings Unit..................9
           6.2(c)  Loss of Eligibility............................9
      6.3  Disability.............................................9
      6.4  Survivor Distribution.................................10

Section 7 - Specified Date Alternative...........................11
      7.1  Specified Date Distribution...........................11
      7.2  Termination Distribution..............................12
           7.2(a)  Termination of Employment Prior to Specified Date    12
           7.2(b)  Termination of a Savings Unit.................12
           7.2(c)  Loss of Eligibility...........................12
      7.3  Disability............................................12
      7.4  Survivor Distribution.................................12

Section 8 - Beneficiary Designation..............................13

Section 9 - Options..............................................13
      9.1  Grants................................................13
      9.2  Term of Options.......................................13
      9.3  Exercise Price........................................14
      9.4  Issuance of Options...................................14
      9.5  Exercise and Payment of Options.......................15
      9.6  Restrictions on Exercise and Transfer.................16
      9.7  Termination by Death..................................16
      9.8  Termination by Disability.............................16
      9.9  Retirement or Other Termination of Employment.........17

Section 10 - Discontinuation, Termination, Amendment.............17
      10.1  Company's Right to Discontinue Offering Savings Units17
      10.2  Company's Right to Terminate Plan....................17
      10.3  Amendment............................................17

Section 11 - Miscellaneous.......................................18
      11.1 Additional Benefit....................................18
      11.2 Small Distribution....................................18
      11.3 Emergency Distribution................................18
      11.4 Commencement of Payments..............................19
      11.5 Tax Withholding.......................................19
      11.6 Reserved..............................................19
      11.7 Transfer to a RWAC....................................19
      11.8 Leave of Absence......................................19
      11.9 Ineligible Participant................................20
      11.10Unsecured General Creditor............................20
      11.11Offset................................................20
      11.12Non-Assignability.....................................21
      11.13Employment Not Guaranteed.............................21
      11.14Gender, Singular and Plural...........................21
      11.15Captions..............................................21
      11.16Applicable Law........................................21
      11.17Validity..............................................21
      11.18Notice................................................21
      11.19Successors and Assigns................................21
      11.20Limitations and Adjustments...........................22
      11.21Distribution Alternative..............................22

Section 12 - Participation in Other Plan(s)......................23
      12.1 Participation in Predecessor Plans....................23
      12.2 Pacific Telesis Group 1996 Executive Deferred Compensation Plan or the Pacific Telesis Group Non-Qualified Savings Plan..23



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STOCK SAVINGS PLAN

Section 1 - Statement of Purpose

      The purpose of the Stock Savings Plan ("Plan") is to increase employee stock ownership and to provide retirement and short-term savings distributions to a select group of management employees consisting of Eligible Employees of SBC Communications Inc. (the "Company") and its Subsidiaries ("Participating Companies").


Section 2 - Definitions

      For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

      After-Tax Account. "After-Tax Account" means the account maintained on an after-tax basis on the books of account of the Company for each Participant for each Savings Unit to which After-Tax Amounts are credited. After-Tax Accounts are available only for Savings Units commenced prior to January 1, 1995.

      After-Tax Amount. "After-Tax Amount" means contributions made on an After-Tax basis with respect to a Savings Unit commenced prior to January 1, 1995 under this Plan.

      Agreement. "Agreement" means the written agreement entitled "Stock Savings Plan Enrollment Form" and/or, effective on or after January 1, 1995, the written agreement entitled "Short Term Contribution Form" that shall be entered into by the Company and a Participant to carry out the Plan with respect to such Participant. The Company may adopt any form for such use or modify any such form.

      Base Compensation. "Base Compensation" is comprised of the following types of the Employee's compensation, before reduction due to any contribution pursuant to this Plan or reduction pursuant to any deferral plan of Employer, including but not limited to a plan that includes a qualified cash or deferred arrangement under Section 401(k) of the Internal Revenue Code ("Code"), all as determined by the Company:

      (a)  annual base salary;
      (b)  commissions; and
      (c)the annual award identified as a "Team Award" by the Company, including any individual award identified by the Company as an "Individual Discretionary Award" made in connection therewith (the "IDA"), or any comparable awards, if any, identified by the Company to be used in lieu of the Team Award and the IDA.

      Notwithstanding the foregoing, Base Compensation does not include:

      (a) zone allowances or any other geographical differential and (b) payments made for unused vacation or other paid days off that were not used.

      Beneficiary.  "Beneficiary"  means the  person or persons  designated  as
      -----------
      such in accordance with Section 8 of this Plan.

      Chairman.   "Chairman"   means   the   Chairman   of  the  Board  of  SBC
      ---------
      Communications Inc.



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      Company Match Rate Expressed as a Percent. "Company Match Rate Expressed
      as a Percent" means eighty percent (80%), or such higher percentage as may be determined by the HRC, in its sole discretion, at any time, or such lower percentage as may be determined by the HRC, in its sole discretion, and announced to affected Eligible Employees prior to the Unit Start Date with respect to a Savings Unit.

      Disability.   "Disability"   means   inability   to  work  due  to  being
      ----------
      physically disabled.

      Eligible Employee. "Eligible Employee" means an Employee of Employer who
      (a) is in active service on a regular, full-time salaried basis (excluding term or contract Employees), (b) is, as determined by the Company, a member of Employer's "select group of management or highly compensated employees" within the meaning of the Employment Retirement Income Security Act of 1974, as amended, and regulations thereunder ("ERISA"), (c) (i) holds a 3rd level or higher management position, all as determined by the Company, and satisfies any employment status required by the HRC or the Chairman, or (ii) has an employment status which has been approved by the Chairman to be eligible to participate in this Plan, and (d) continuously maintains the employment status upon which eligibility to participate in this Plan was based; provided, however, the HRC or the Chairman may, from time to time, include or exclude any Employee or group of Employees from being deemed an "Eligible Employee" under this Plan.

      In addition, any Employee that holds options to acquire shares of AirTouch Communications, Inc., or ordinary shares or American Depository Shares of Vodafone AirTouch plc (or any similar rights), under the Pacific Telesis Group Stock Option and Stock Appreciation Rights Plan or any other stock option plan of Employer as of December 15 of a particular year shall not be eligible to participate in this Plan for the following calendar year, and any previously executed Agreement shall be voided. Any employee of Ameritech Corporation, or any corporation, partnership, venture or other entity in which Ameritech Corporation holds at least a 50% interest, shall not be an Eligible Employee until otherwise provided by the HRC or the Chairman.

      Employee. "Employee" means any person employed by Employer on a regular full-time salaried basis, excluding Employees hired for a fixed maximum term and excluding Employees who are neither citizens nor permanent residents of the United States, all as determined by the Company.

      Employer.  "Employer"  means  SBC  Communications  Inc.  or  any  of  its
      --------
      Subsidiaries.

      Fair Market Value or FMV. "Fair Market Value" or "FMV" means the closing price on the New York Stock Exchange ("NYSE") for the Stock on the relevant date, or if such date was not a trading day, the next preceding trading date, all as determined by the Company. A trading day is any day that the Stock is traded on the NYSE. In lieu of the foregoing, the HRC may select any other index or measurement to determine the FMV of the Stock under the Plan.

      HRC.  "HRC"  means  the  Human  Resources   Committee  of  the  Board  of
      ---
      Directors of SBC.

      Options.  "Options"  shall mean the options to purchase Stock which shall
      -------
      be issued to a Participant pursuant to Section 9.

      Participant.   "Participant"   means  an  Employee  or  former   Employee
      -----------
      participating in the Plan.

      Plan Year.  "Plan Year" means the calendar year.
      ---------

      Pre-Tax Account. "Pre-Tax Account" means the account maintained on a pre-tax basis on the books of account of the Company for each Participant for each Savings Unit to which Pre-Tax Amounts are credited.

      Pre-Tax Amount. "Pre-Tax Amount" means the contributions made by a Participant on a pre-tax basis with respect to a Savings Unit under this Plan.

      Retirement. "Retirement" means the termination of a Participant's employment with Employer, for reasons other than death, on or after the earlier of the following dates: (1) the date Participant is eligible to retire with an immediate pension pursuant to the SBC Supplemental Retirement Income Plan ("SRIP"); or (2) the date the Participant has attained one of the following combinations of age and service at termination of employment on or after April 1, 1997, except as otherwise indicated below:

                            Net Credited Service Age

                     10 years or more          65 or older
                     20 years or more          55 or older
                     25 years or more          50 or older
                     30 years or more          Any age

      With respect to a Participant who is granted an EMP Service Pension under and pursuant to the provisions of the SBC Pension Benefit Plan - Nonbargained Program upon termination of Employment, the term "Retirement" shall include such Participant's termination of employment.

      Retirement Alternative. "Retirement Alternative" means, with respect to any Savings Unit, the distributions described in Section 6 that the Plan provides based upon a selection of such alternative.

      Retirement    Distribution.    "Retirement    Distribution"   means   the
      --------------------------
      distribution described in Section 6.1.

      Rotational  Work  Assignment  Company.  "RWAC" shall mean any entity with
      ----------------------------------------
      which SBC Communications Inc. or any of its Subsidiaries may have an agreement to provide an employee for a rotational work assignment.

      Savings Unit. "Savings Unit" means the Participant's Pre-Tax Amount and/or After-Tax Amount, and associated Company matching contributions, which provide stated distributions pursuant to Section 6 or Section 7 of this Plan in accordance with the Participant's Agreement for such Savings Unit.

      Shares.  "Shares"  means an  accounting  entry  representing  a number of
      ------
      equivalent shares of Stock

      Short Term Incentive Award. An award paid under the Short Term Incentive Plan or an award under a similar plan intended by the Committee to be in lieu of an award under such Short Term Incentive Plan, including (a) the Key Executive Officer Short Term Award paid under the 1996 Stock and Incentive Plan and (b) payments made in 1998 under the Pacific Telesis Group Short Term Incentive Plan ("PTGSTIP") to persons identified as "Officer level employees" by the HRC for purposes of this Plan.

      Specified Date. "Specified Date" means, with respect to any Savings Unit for which the Participant elects the Specified Date Alternative, the fixed date specified in the Agreement on which the Specified Date Distribution will commence.

      Specified Date Alternative. "Specified Date Alternative" means, with respect to any Savings Unit, the distributions described in Section 7 that the Plan provides based upon a selection of such alternative.

      Specified Date  Distribution.  "Specified  Date  Distribution"  means the
      ----------------------------
      distribution described in Section 7.1.

      Stock.  "Stock" means the common stock of SBC Communications Inc.
      -----

      Subsidiary. A "Subsidiary" of the Company is any corporation, partnership, venture or other entity in which the Company has at least a 50% ownership interest. The HRC may at its sole discretion designate any other corporation, partnership, venture or other entity a Subsidiary for the purpose of participating in this Plan.

      Team Award. The annual award identified as a "Team Award" by the Company (or any comparable award identified by the Company as a replacement therefor), excluding any individual award made in connection therewith. Payments under the PTGSTIP made during 1998 to persons who are not identified as "Officer level employees" by the HRC for purposes of this Plan shall be deemed Team Awards under this Plan.

      Unit Period. "Unit Period" means the calendar year with respect to which the Participant elects to participate in the Plan on a pre-tax basis and/or an after-tax basis. The Unit Period for a Savings Unit will commence on the Unit Start Date and end upon the earliest to occur of the following: (i) the last day of the calendar year which includes the Unit Start Date, (ii) when the Participant terminates employment or ceases to be an Eligible Employee, or (iii) upon termination of the Savings Unit.

      Unit Start Date. "Unit Start Date" means the date for commencement of a given Savings Unit. The Unit Start Date will be January 1, and for a Savings Unit comprised of all or a portion of a Participant's Short Term Incentive Award, the Unit Start Date shall be the day the Award would otherwise have been paid.


Section 3 - Administration of the Plan

      The HRC shall be the sole administrator of the Plan and will administer the Plan, interpret, construe and apply its provisions in accordance with its terms. The HRC shall further establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan. All decisions of the HRC shall be final and binding.


Section 4 - Participation

      4.1 Election to Commence a Savings Unit. Any Eligible Employee may elect to commence a Savings Unit on a pre-tax basis by filing a completed Agreement with the Company prior to the Unit Start Date. Pursuant to said Agreement, the Eligible Employee shall elect the percentage of Base Compensation that shall comprise Participant's Pre-Tax Amount. Such percentage shall remain in effect for the duration of the Unit Period even if Base Compensation should change. Such Agreement shall continue to be regarded as, and shall apply as, the Eligible Employee's election to commence each successive Savings Unit until the Company is advised in writing in accordance with the aforesaid time requirements by the Eligible Employee to the contrary. In the Agreement, the Participant shall also elect either the Retirement Alternative or the Specified Date Alternative and the timing of distribution of Stock.

      The Participant's percentage of Base Compensation applicable to a Savings Unit shall be a whole percentage and must be at least six percent (6%) and not more than thirty percent (30%).

      A Participant shall be permitted to contribute all or a portion of his Short Term Incentive Award as follows. A Participant's election to contribute all or a portion of his Short Term Incentive Award which may be paid to a Participant by an Employer, shall be filed with the Company (on a form to be provided by the Company for such purpose) prior to the beginning of the calendar year during which such Award is earned (for Savings Units with Unit Start Date of January 1, 1998, or later, and for PTGSTIP payments that constitute Short Term Incentive Awards, the election must be filed prior to the beginning of the calendar year during which such Award is paid), or such earlier time as may be established by the Chairman. The contribution shall be deemed to have taken place on the day the Award would otherwise have been paid. In the Agreement relating to the Award, the Participant shall also elect either the Retirement Alternative or the Specified Date Alternative and the timing of distribution of Stock. This election is independent of the election for distribution of contributions associated with deferrals of Base Compensation. Such contribution of all or a portion of Participant's Short Term Incentive Award shall comprise a separate Savings Unit. Notwithstanding the foregoing, Short Term Incentive Awards or any portion thereof contributed to the Plan prior to January 1, 1995, shall be credited into a 1994 or prior Savings Unit(s) as specified by the Participant.

      4.2 Termination of Election. A Participant's election to participate in the Plan for the duration of the Unit Period is irrevocable upon the filing of his Agreement with the Company; provided, however, such election may be terminated with respect to Base Compensation not yet paid by mutual agreement in writing between the Participant and the Company. Such termination if approved shall be effective beginning the first day of the month following the execution of such mutual agreement.


Section 5 - Pre-Tax Contributions/After-Tax Contributions/Company Match

      5.1 After-Tax and/or Pre-Tax Account(s). The Company shall establish and maintain a separate After-Tax Account (for contributions pursuant to Savings Units commenced prior to January 1, 1995 only) and/or Pre-Tax Account for each Participant for each Savings Unit. On the first business day of each month, the Company shall credit each Participant's Pre-Tax Account with the number of Shares found by dividing the Participant's Pre-Tax Amount for the previous month by the FMV on the last day of such previous month. Annual base salary shall be deemed contributed when earned; all other amounts shall be deemed contributed when paid.

      Shares credited to Participant's Pre-Tax Account and/or After-Tax Account are 100% vested at all times.

      Such Pre-Tax Account and/or After-Tax Account, as applicable, shall be reduced by the number of Shares corresponding to the number of shares of Stock distributed by the Company to the Participant or the Participant's Beneficiary with respect to such Savings Unit pursuant to this Plan.

      5.2 Company Matching Account. The Company shall also establish and maintain a separate Matching Account for each Participant. The Matching Account will hold the Company's matching contribution to the Plan. Immediately following the computation of the Shares to be added to each Participant's Pre-Tax Account each month, the Company shall credit each Participant's Matching Account with the number of Shares found by taking the Company Match Rate Expressed as a Percent times the Participant's Pre-Tax Amount for the previous month, and dividing the resulting figure by the FMV of the Stock on the last day of such previous month; provided, however, if the Participant is concurrently participating in this Plan and
      (a) the match eligible (basic) portion of the SBC Savings Plan or (b) the match eligible portion of any other qualified plan of Employer, the matching contribution shall be credited, pursuant to this Plan, with respect to no more than six percent (6%) of the Participant's monthly Base Compensation less the basic (match eligible) election percentage in such plan; and provided further, however, Company matching contributions shall be paid, pursuant to this Plan and all plans of Employer combined, with respect to no more than six percent (6%) of Participant's monthly Base Compensation. Company Match shall only be paid on Base Compensation.

      5.3 Dividends. Additional Shares shall be credited to each Participant's Pre-Tax Account, After-Tax Account, and Matching Account, respectively, for dividends on Stock, on the basis of the number of Shares credited to each such Account on the record date for such dividend.

      The number of additional Shares to be credited to each Account for any dividend payment date shall be determined by dividing the total dividends which would have otherwise been payable on the number of Shares recorded in each Account, by the FMV on the last day of the month containing the dividend record date. The additional Shares shall be credited to each Account, as appropriate, on the last day of the month containing the dividend record date.

      5.4 Vesting of Matching Account. A Participant's interest in his Matching Account shall vest at such time as Participant shall have five (5) years of service as reflected on the records of Employer; provided, however, the Matching Account of any Participant who was employed by Employer on December 31, 1988 shall be 100% vested at all times. Shares in the Matching Account relating to a Savings Unit shall not be available for distribution to the Participant until vested and: (i) for ten (10) years after the Unit Period for such Savings Unit has ended and until the Participant is at least fifty-five (55) years of age, or (ii) until Participant's Retirement or other termination of employment (including death). Upon termination of employment, all unvested Shares shall be forfeited.

      5.5 Statement of Accounts. Each Participant will receive annual statements in such form as the Company deems desirable setting forth the balance of Shares standing to the credit of each of the Participant's Pre-Tax, After-Tax and Matching Accounts.



Section 6 - Retirement Alternative

      Section 6 shall apply to the portions of all Savings Units for which the Retirement Alternative is elected. (Section 7 shall have no application to such portions of such Savings Units.) The distributions specified in this
      Section 6 shall be provided under the Retirement Alternative.

      6.1 Retirement Distribution. Upon Retirement or, effective for Savings Units commenced on or after January 1, 1995, the calendar year following Retirement if so elected by the Participant, with respect to a Savings Unit, the Company shall distribute to the Participant each year for up to fifteen (15) years, the number of years to be selected by Participant in his Agreement, beginning on the first day of the month next following the date of Retirement or during February of the year following Retirement if the calendar year following Retirement is elected for commencing distribution of Savings Units commenced on or after January 1, 1995, and annually on such date thereafter, from Participant's Pre-Tax Account, After-Tax Account, and Matching Account, shares of Stock corresponding to the number of Shares in each such Account on such date divided by the number of distributions to be made immediately prior to each such distribution. During the payout period, each such Account shall be credited with dividends in accordance with Section 5.3.

      The Participant shall elect the number of years of distribution of a Retirement Distribution no later than the end of the calendar year immediately preceding the first distribution. If a Participant's Agreement fails to show an election as to the number of years of distribution of a Retirement Distribution, and an election is not made no later than the end of the calendar year immediately preceding the first distribution, such Participant will receive distribution in two annual installments beginning on the first of the month next following the date of Retirement or during February of the year following Retirement, whichever commencement date was previously elected by the Participant.

      In the event that a final determination shall be made by the Internal Revenue Service or any court of competent jurisdiction that, by reason of Retirement, a Participant has recognized gross income for Federal income tax purposes in excess of the Retirement Distribution installment actually distributed by the Company to which such gross income is attributable, the Company shall make a lump sum distribution to the Participant of shares of Stock corresponding to the remaining Shares of his Pre-Tax, After-Tax and Matching Accounts for any affected Savings Units. If a distribution is made to a Participant pursuant to this paragraph for any Savings Unit, no other distributions shall thereafter be made under this Plan with respect to such Savings Unit.

      Notwithstanding any election made by the Participant, the Company will distribute the Participant's Retirement Distribution in the form of a lump sum distribution if the FMV of his Pre-Tax plus After-Tax plus Matching Accounts for a Savings Unit is less than $10,000 when distribution of the Retirement Distribution for such Savings Unit would otherwise commence.

      6.2  Termination Distribution.

      6.2(a) Termination of Employment Before Retirement. Upon any termination of employment of the Participant for reasons other than death or Disability or Retirement, the Company shall distribute to the Participant, with respect to a Savings Unit, in a lump sum, shares of Stock corresponding to the vested portion of the Shares standing credited to his Pre-Tax, After-Tax and Matching Accounts for such Savings Unit determined as of the date of such termination of service ("Termination Distribution").

      6.2(b) Termination of a Savings Unit. A Participant shall terminate a Savings Unit if he terminates his election to participate in the Plan with respect to a Savings Unit pursuant to Section 4.2. Notwithstanding any other provision of the Plan, upon such discontinuance, the Participant shall immediately cease to be eligible for any distribution other than his Termination Distribution with respect to that Savings Unit (which shall be distributed upon his severance of employment) except as provided under
      Section 11.1. The Participant shall continue to be credited with dividends on the Shares standing credited to his Pre-Tax, After-Tax and Matching Accounts as provided under Section 5.3 and to vest in Shares as provided under Section 5.4 while he remains in employment with the Employer until payment of his Termination Distribution. However, no further Participant pre-tax or after-tax or Company contributions to this Plan shall be made pursuant to Sections 5.1 or 5.2 with respect to a Savings Unit after a Participant terminates such Savings Unit.

      6.2(c) Loss of Eligibility. In the event that the Participant ceases to be an Eligible Employee by reason of a change to an employment status which is not eligible to participate in this Plan, the Participant shall nevertheless continue participation in this Plan while he remains in employment with Employer; however, no further Participant pre-tax contributions or after-tax contributions, or Company matching contributions shall be made to this Plan pursuant to Sections 5.1 or 5.2 subsequent to the date of such loss of eligibility.

      6.3 Disability. In the event that a Participant suffers a Disability, pre-tax contributions and/or after-tax contributions and Company matching contributions that otherwise would have been credited to Participant's Pre-Tax Account, After-Tax and Matching Accounts, as applicable, in accordance with Sections 5.1 and 5.2 will continue to be credited to such Accounts out of his disability payments (as used in this Plan, disability payments and disability benefits shall refer to only to Employer payments) at the same time and in the same amounts as they would have been credited if the Participant had not suffered a Disability for as long as he is eligible to receive monthly disability benefits equal to 100 percent of his monthly base salary at the time of his Disability. At such time as the Participant is not eligible to receive monthly disability benefits equal to 100 percent of his monthly Base Compensation at the time of his Disability, Participant pre-tax contributions and/or after-tax contributions and Company matching contributions that otherwise would have been credited to the Accounts of the Participant in accordance with
      Section 5.1 and 5.2 shall cease.

      If the Participant recovers from his Disability and returns within sixty
      (60) days thereafter to employment with Employer in an employment status which would make him eligible to participate in this Plan and prior to the end of the original Unit Period, the Participant shall continue or resume making pre-tax contributions and/or after-tax contributions, as the case may be, in accordance with Section 5.1 and the Company shall continue or resume making matching contributions, as the case may be, in accordance with Section 5.2 until the end of the original Unit Period.

      If the Participant recovers from his Disability, the Participant shall be treated as terminating service with Employer on the date of his recovery, unless within sixty (60) days thereafter he returns to employment with Employer in an employment status which makes him eligible to participate in this Plan.

      If a Participant's Disability terminates by reason of his death, the rights of his Beneficiary shall be determined pursuant to Section 6.4 as if the Participant had not been disabled but rather had been in service on the date of his death and died on such date. If a Participant's Disability terminates by reason of attainment of age 65, the Participant shall upon the attainment of age 65 be entitled to a Retirement Distribution determined pursuant to Section 6.1. If a Participant's Disability terminates by reason of Retirement, the Participant shall be treated as having a Retirement on the date elected by the Participant and shall be entitled to a Retirement Distribution determined pursuant to Section 6.1.

      6.4  Survivor Distribution.

      6.4(a) If a Participant dies while in service with Employer (or while suffering from a Disability) prior to eligibility for Retirement with respect to a Savings Unit, upon the Participant's death the Company will distribute to the Participant's Beneficiary with respect to such Savings Unit, shares of Stock corresponding to all of the Shares in Participant's Pre-Tax, After-Tax and Matching Accounts. Distribution shall occur in the month following the date of death.

      6.4(b) If a Participant dies while in service after eligibility for Retirement with respect to a Savings Unit, but prior to commencement of distribution of a Retirement Distribution with respect to such Savings Unit, the Company will distribute to the Participant's Beneficiary the Stock that such Participant's Beneficiary would have received with respect to such Savings Unit had the Participant retired and commenced to receive a Retirement Distribution on the day prior to such Participant's death. Such distributions shall be made in accordance with the number of installments which the Participant had elected for distribution of his Retirement Distribution.

      6.4(c) If a Participant dies after Retirement but before commencement of distribution of a Retirement Distribution with respect to a Savings Unit, the Company will distribute to the Participant's Beneficiary the installments that Participant would have received with respect to such Savings Unit had the Participant survived. Payments will commence effective with the Participant's death. Such distributions shall be made in accordance with the method of distribution which the Participant had elected for distribution of his Retirement Distribution.

      6.4(d) If a Participant dies after the commencement of payment of a Retirement Distribution with respect to a Savings Unit, the Company will distribute to the Participant's Beneficiary the remaining installments that would have been distributed to the Participant had the Participant survived.

Section 7 - Specified Date Alternative

      Section 7 shall apply to the portions of all Savings Units for which the Specified Date Alternative is elected. (Section 6 shall have no application to such portions of such Savings Units.) The distributions specified in this Section 7 shall be provided under the Specified Date Alternative.

      7.1 Specified Date Distribution. If a Participant elects the Specified Date Alternative with respect to a Savings Unit, the Company shall distribute to the Participant each year for up to four (4) years, the number of years to be selected by Participant in his Agreement, beginning on the first day of the month selected in his Agreement for commencement of distributions, and annually on such date thereafter, from Participant's Pre-Tax Account, After-Tax Account, and Matching Account (to the extent available for distribution), shares of Stock corresponding to the number of Shares in each such Account on such date divided by the number of distributions to be made immediately prior to each such distribution. During the payout period, each such Account shall be credited with dividends in accordance with Section 5.3. Shares of Stock corresponding to Shares in the Matching Account which are not immediately available for distribution shall be distributed to the Participant in a lump sum distribution as soon as practicable after such Shares become available for distribution. While such Shares remain in the Matching Account, such Account shall be credited with dividends on such Shares in accordance with
      Section 5.3.

      A Participant may elect, as the Specified Date for a Savings Unit, the first day of any month after the January following the calendar year during which the Savings Unit commences. If the Participant elects an annual distribution, the Savings Unit shall be paid out in February following the end of the Unit Period or as soon thereafter as is practicable.

      Notwithstanding any election made by the Participant, the Company will distribute the Participant's Specified Date Distribution in the form of a lump sum distribution if the FMV of his Pre-Tax plus After-Tax plus Matching Accounts for a Savings Unit is less than $10,000 when distribution of a Specified Date Distribution for such Savings Unit would otherwise commence.


      7.2  Termination Distribution.

      7.2(a) Termination of Employment Prior to Specified Date. Upon any termination of employment of the Participant for reasons other than death or Disability or Retirement before the Specified Date selected for a Savings Unit, the Company shall distribute to the Participant, with respect to such Savings Unit, in a lump sum, shares of Stock corresponding to the vested portion of the Shares standing credited to his Pre-Tax, After-Tax and Matching Accounts for such Savings Unit determined as of the date of such termination of service ("Termination Distribution").

      7.2(b) Termination of a Savings Unit. The provisions of Section 6.2(b) shall apply with respect to the termination of any Savings Unit for which the Specified Date Alternative is selected.

      7.2(c) Loss of Eligibility. The provisions of Section 6.2(c) shall apply with respect to the loss of eligibility under any Savings Unit for which the Specified Date Alternative is selected.

      7.3 Disability. In the event that a Participant suffers a Disability, the provisions of Section 6.3 shall apply except that the provisions of the following paragraphs shall govern.

      If a Participant's Disability terminates by reason of his death prior to the Specified Date, the rights of his Beneficiary shall be determined pursuant to Section 7.4 as if the Participant had not been disabled but rather had been in service on the date of his death and died on such date.

      If a Participant suffering from a Disability attains the Specified Date for a Savings Unit, the Participant shall be entitled to the Specified Date Distribution determined pursuant to Section 7.1.

      7.4  Survivor Distribution.

      7.4(a) If a Participant dies prior to the commencement of distribution of the Specified Date Distribution with respect to a Savings Unit, upon the Participant's death the Company will distribute to the Participant's Beneficiary with respect to such Savings Unit, shares of Stock corresponding to all of the Shares in Participant's Pre-Tax, After-Tax and Matching Accounts. Distribution shall occur in the month following the date of death.

      7.4(b) If a Participant dies after the commencement of payment of an Specified Date Distribution with respect to a Savings Unit, the Company will distribute to the Participant's Beneficiary the remaining installments of any such distribution that would have been distributed to the Participant had the Participant survived.


Section 8 - Beneficiary Designation

      Each Participant shall have the right, at any time, to designate pursuant to the SBC Rules for Employee Beneficiary Designations as may hereafter be amended from time to time ("Rules"), which Rules shall apply hereunder and are incorporated herein by this Reference, any person or persons as his Beneficiary or Beneficiaries (both primary as well as contingent) to whom distributions of Stock under this Plan shall be made in the event of his death prior to complete distribution to Participant of the distributions due him under the Plan. Each Beneficiary designation shall become effective only when filed in writing with the Company during the Participant's lifetime on a form prescribed by the Company with written acknowledgment of receipt.

      The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of Beneficiary or Beneficiaries other than the spouse.

      If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's distributions, then the Company shall direct the distribution of such distributions according to the Rules.


Section 9 - Options

      9.1 Grants. The HRC shall determine at its discretion whether the Options issued pursuant to this Plan shall be non-qualified stock Options or incentive stock Options within the meaning of Section 422 of the Code. Any Options issued hereunder shall be non-qualified Options unless the HRC specifies prior to the Unit Start Date that they shall be incentive stock Options. Notwithstanding any other provision of the Plan, any incentive stock Options issued under this Plan shall be issued and exercised in accordance with Section 422 of the Code. The Options may be issued in definitive form or recorded on the books and records of the Company for the account of the Participant, at the discretion of the Company. If the Company elects not to issue the Options in definitive form, they shall be deemed issued, and the Participants shall have all rights incident thereto as if they were issued on the dates provided herein, without further action on the part of the Company or the Participant. In addition to the terms herein, all Options shall be subject to such additional provisions and limitations as provided in any Administrative Procedures adopted by the HRC prior to the issuance of such Options. The number of Options issued to a Participant shall be reflected on the Participant's annual statement of account.

      9.2 Term of Options. The Options may only be exercised: (a) after the earlier of (i) the expiration of one year from date of issue or (ii) the Participant's termination of employment (only for Options issued on or after August 1, 1998), and (b) no later than the tenth anniversary of their issue, and shall be subject to earlier termination as provided herein.

      9.3 Exercise Price. The price per share of Stock purchasable under an Option shall be the Fair Market Value of the Stock on the date of issuance of the Options.

      9.4 Issuance of Options. February 1 and August 1 of each year shall each be an Option issuance date, unless Stock is not traded on the NYSE on such day in which event the immediate following day in which Stock is so traded shall be the Option issuance date. On each Option issuance date, each Participant shall receive two Options, or such higher number as may be determined by the HRC, in its sole discretion, at any time, or such lower number as may be determined by the HRC, in its sole discretion, and announced to Participants prior to the Unit Start Date with respect to a Savings Unit, for each Share credited to the Participant's Pre-Tax Account during the preceding six month periods. The number of Options to be received shall be determined by multiplying the number of Shares by the number of Options to be received for each Share and rounding up to the next whole number; provided, however, that no more than 200,000 Options shall be issued to any individual during the calendar year. No Share may be counted more than once for the issuance of Options and Options shall only be issued for Shares credited to a Savings Unit with respect to its Unit Period.

      In addition to the foregoing, the HRC may, at any time and in any manner, limit the number of Options which may be acquired as a result of the Short Term Incentive Award being contributed to the Plan. Further, except as otherwise provided by the HRC, in determining the number of Options to be issued to a Participant with respect to a Participant's contribution of a Short Term Incentive Award to the Plan and subsequent crediting of Shares, Options may be issued only with respect to an amount which does not exceed the target amount of such award (or such other portion of the award as may be determined by the HRC).

      Accordingly, the following rules shall apply:

           Options To Be Issued With Respect To A Short Term Incentive Award Contributed To The Plan.

           A Participant shall be permitted to contribute his Short Term Incentive Award, although paid after Retirement, into the Stock Savings Plan; and, subject to application of the rule in the following sub paragraph, Options may be issued thereon and on the dividends that would accumulate thereon applicable to the calendar year when the Short Term Award was placed into the Plan.

           Participants Who Retire, Terminate Employment Or Terminate A Savings Unit.

           Options are calculated on August 1 and February 1, in each case for the preceding six month periods based on the Shares posted to the Participant's accounts. The August 1 options are for January through June contributions plus 1st quarter and 2nd quarter dividend equivalents. The February 1 options are for July through December contributions plus the 3rd quarter and 4th quarter dividend equivalents. If a Participant retires, terminates employment or terminates a Savings Unit during an ongoing savings period, since the Unit Period ends upon Retirement, termination, etc., a dividend equivalent shall be treated as being paid with respect to a Unit Period (i.e., for purposes of receiving Options on such dividend equivalent) only if the Participant is employed on any day of the last month of the quarter preceding payment of the dividend, e.g., one must be employed at least one day in December in order to receive Options on the fourth quarter dividend equivalent paid the following February 1. A retiree shall thus receive Options on dividends issued with respect to his/her last quarter if he or she worked at any time during the last month of such quarter. The same shall apply if a Savings Unit is terminated. However, if a Participant terminates employment other than as a result of Retirement or for any reason other than death or Disability, no further options shall be issued to the Participant on or after the last day of employment.

      9.5 Exercise and Payment of Options. Options shall be exercised by providing notice to the designated agent selected by the Company (if no such agent has been designated, then to the Company), in the manner and form determined by the Company, which notice shall be irrevocable, setting forth the exact number of shares of Stock with respect to which the Option is being exercised and including with such notice payment of the Exercise Price. When Options have been transferred, the Company or its designated agent may require appropriate documentation that the person or persons exercising the Option, if other than the Participant, has the right to exercise the Option. No Option may be exercised with respect to a fraction of a share of Stock.

      The Exercise Price shall be paid in full at the time of exercise. No Stock shall be issued or transferred until full payment has been received therefor.

      Payment may be made:

      (a) in cash, or

      (b) unless otherwise provided by the Committee at any time, and subject to such additional terms and conditions and/or modifications as the Committee or the Company may impose from time to time, and further subject to suspension or termination of this provision by the Committee or the Company at any time, by:

           (i) delivery of Stock owned by the Participant in partial (if in partial payment, then together with cash) or full payment; provided, however, as a condition to paying any part of the Exercise Price in Stock, at the time of exercise of the Option, the Participant must establish to the satisfaction of the Company that the Stock tendered to the Company must have been held by the Participant for a minimum of six (6) months preceding the tender; or

           (ii) if the Company has designated a stockbroker to act as the Company's agent to process Option exercises, issuance of an exercise notice to such stockbroker together with instructions irrevocably instructing the stockbroker: (A) to immediately sell (which shall include an exercise notice that becomes effective upon execution of a limit order) a sufficient portion of the Stock to pay the Exercise Price of the Options being exercised and the required tax withholding, and (B) to deliver on the settlement date the portion of the proceeds of the sale equal to the Exercise Price and tax withholding to the Company. In the event the stockbroker sells any Stock on behalf of a Participant, the stockbroker shall be acting solely as the agent of the Participant, and the Company disclaims any responsibility for the actions of the stockbroker in making any such sales. No Stock shall be issued until the settlement date and until the proceeds (equal to the Exercise Price and tax withholding) are paid to the Company.

      If payment is made by the delivery of Stock, the value of the Stock delivered shall be equal to the Fair Market Value of the Stock on the day preceding the date of exercise of the Option.

      Restricted Stock may not be used to pay the Option exercise price.

      9.6 Restrictions on Exercise and Transfer. During the optionee's lifetime (for purposes of Paragraphs 9.6 through 9.9, "optionee" shall only refer to the original recipient of an Option), the optionee's Options shall be exercisable only by the optionee or by the optionee's guardian or legal representative. After the death of the optionee, except as otherwise provided by the Company's Rules for Employee Beneficiary Designations, an Option shall only be exercised by the holder thereof (including, but not limited to, an executor or administrator of a decedent's estate) or his or her guardian or legal representative.

      No Option shall be transferable except: (a) upon the death of the optionee in accordance with the Company's Rules for Employee Beneficiary Designations; and (b) in the case of any holder after the optionee's death, only by will or by the laws of descent and distribution.

      9.7 Termination by Death. If an optionee's employment with Employer terminates by reason of death, the Option may thereafter be exercised, to the extent then exercisable, for a period of three (3) years from the date of such death or until the expiration of the stated term of such Option, whichever period is shorter.

      9.8 Termination by Disability. If an optionee's employment with Employer terminates by reason of Disability, any Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of such termination (or on such accelerated basis as the HRC shall determine at the time of grant), for a period of three (3) years from the date of such termination of employment or the expiration of the stated term of such Option, whichever period is shorter.

      9.9 Retirement or Other Termination of Employment. Except as otherwise provided in this paragraph, if an optionee's employment with Employer terminates as a result of Retirement or for any reason other than death or Disability, the Option may be exercised until the earlier of three months (one year for options granted on or after August 1, 1998) from the date of termination or three years (five years for options granted on or after August 1, 1998) from the date of Retirement, as applicable, or the expiration of the term of such Option; provided, however, that a transfer to a RWAC shall not be considered a termination of employment to the extent the term of employment at a RWAC is equal to or less than five years.


Section 10 - Discontinuation, Termination, Amendment

      10.1 Company's Right to Discontinue Offering Savings Units. The HRC or the Chairman may at any time discontinue offerings of additional Savings Units with respect to any or all future Plan Years. Any such discontinuance shall have no effect upon the pre-tax contributions or after-tax contributions or the terms or provisions of this Plan as applicable to any then previously existing Savings Units.

      10.2 Company's Right to Terminate Plan. No Savings Unit may be commenced after December 31, 2004. The HRC may terminate the Plan at any earlier time. Termination of the Plan shall mean that (1) there shall be no further offerings of additional Savings Units with respect to any future Plan Year; (2) pre-tax contributions and after-tax contributions shall prospectively cease with respect to all Savings Units for the then Plan Year and thereafter; and (3) all then currently existing Savings Units shall be treated as follows:

           The Participant's Matching Accounts shall be 100% vested. The Participant shall receive or continue to receive all distributions under this Plan at such time as provided in and pursuant to the terms and conditions of his Agreement(s) and as described in this Plan; provided, however, any distributions under a Savings Unit that is not completed due to a termination of the Plan under this Section 10.2 shall be based upon only the actual pre-tax contributions plus after-tax contributions plus Company contributions made with respect to such Savings Unit prior to such termination, and dividends on same thereafter.

      10.3 Amendment. The HRC may at any time amend the Plan in whole or in part including, but not limited to, changing the formulas for determining the amount of Company contributions under Section 5 or the number of Options to be issued under Section 9; provided, however, that no amendment, including an amendment to this Section 10, shall be effective, without the written consent of a Participant, to alter, to the detriment of such Participant, the distributions described in this Plan as applicable to a Savings Unit of the Participant or to decrease the number of Shares standing credited to such Participant's Pre-Tax, After-Tax and Matching Accounts under the Plan. For purposes of this Section 10.3, an alteration to the detriment of a Participant shall mean a reduction in the period of time over which stock is distributable under a Participant's Agreement, or any reduction in the number of Options, increase in Exercise Price or decrease in the term of an Option. Written notice of any amendment shall be given to each Participant.

      Notwithstanding anything to the contrary contained in this section of the Plan, the HRC may modify this Plan with respect to any person subject to the provisions of Section 16 of the Securities Exchange Act of 1934 as amended ("Exchange Act") to place additional restrictions on the exercise of any Option or the transfer of any Stock not yet issued under the Plan.

Section 11 - Miscellaneous.

      11.1 Additional Benefit. The reduction of any benefit payable under the SBC Pension Benefit Plan (or comparable plan identified by the Company as a replacement therefore), which results from participation in this Plan, will be restored as an additional benefit ("make-up piece") under this Plan. The Participant shall elect prior to commencement of payment of the make-up piece whether to receive such benefit in cash in a lump sum (consisting of the present value equivalent of the pension retirement benefit (life annuity) make-up piece) or such benefit in an annuity form of payment. Notwithstanding the proceeding provisions of this Section 11.1, if all or a portion of the make-up piece is paid pursuant to SRIP or another non-qualified plan, then such amount shall not be payable pursuant to this Plan.

      11.2 Small Distribution. Notwithstanding any election made by the Participant, the Company will distribute any shares of Stock corresponding to Shares in the form of a lump sum distribution if the Shares in Participant's Pre-Tax Account plus After-Tax Account plus Matching Account have a FMV of less than $10,000 when such distribution would otherwise commence.

      11.3 Emergency Distribution. In the event that the HRC, upon written petition of the Participant, determines in its sole discretion, that the Participant has suffered an unforeseeable financial emergency, the Company shall distribute to the Participant, as soon as practicable following such determination, Stock corresponding to the number of Shares ordered by the HRC from his Pre-Tax, After-Tax and Matching Accounts for one or more Savings Units as necessary to meet the emergency (the "Emergency Distribution"). For purposes of this Plan, an unforeseeable financial emergency is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. Cash needs arising from foreseeable events such as the purchase of a house or education expenses for children shall not be considered to be the result of an unforeseeable financial emergency. Upon receipt of an Emergency Benefit, a Participant shall not be permitted to commence a new Savings Unit until the next enrollment after one whole year has elapsed.

      11.4 Commencement of Payments. Except as otherwise provided in this Plan, commencement of a distribution under this Plan shall begin sixty (60) days following the event which entitles a Participant (or a Beneficiary) to such distribution, or at such earlier date as may be determined by the HRC.

      11.5 Tax Withholding. Upon distribution of Stock, including but not limited to, shares of Stock issued upon the exercise of an Option, the Company shall withhold sufficient shares of Stock having a Fair Market Value on the date the taxes are determined necessary to satisfy the minimum amount of Federal, state, and local taxes required by law to be withheld as a result of such distribution.

      Any fractional share of Stock payable to a Participant shall be withheld as additional Federal withholding, or, at the option of the Company, paid in cash to the Participant.

      Unless otherwise determined by the Committee, when the method of payment for the Exercise Price is from the sale by a stockbroker pursuant to
      Section 9.5(b)(ii), hereof, of the Stock acquired through the Option exercise, then the tax withholding shall be satisfied out of the proceeds. For administrative purposes in determining the amount of taxes due, the sale price of such Stock shall be deemed to be the Fair Market Value of the Stock.

      11.6 Reserved

      11.7 Transfer to a RWAC. If a Participant transfers to a RWAC, all of the Participant's Savings Units shall be frozen upon transfer, unless otherwise determined by the Company. No further Participant pre-tax contributions, after-tax contributions or Company contributions shall be made subsequent to the transfer. During the period of employment at a RWAC (for a period not to exceed five (5) years), the Participant shall continue to be credited with dividends on his Pre-Tax, After-Tax and Matching Accounts, as applicable, as provided under Section 5.3 and to vest in such amounts as provided under Section 5.4, and all distributions shall continue to be payable to the Participant and his Beneficiaries in accordance with Section 6 and/or Section 7 hereof, as applicable. If the Participant has not resumed employment with Employer in an employment status which makes him eligible to participate in this Plan within five
      (5) years from the date of transfer, a Termination Distribution based on the amounts credited to the Participant's Pre-Tax, After-Tax and Matching Accounts, as applicable, shall be paid upon termination of employment with a RWAC or the expiration of such five (5) year period, whichever is earlier.

      11.8 Leave of Absence. If a Participant absents himself from employment on a formally granted leave of absence (i.e., the absence is with formal permission in order to prevent a break in the continuity of the Employee's term of employment, which permission is granted in conformity with the rules of the Employer which employs the individual, as adopted from time to time), all of the Participant's Savings Units shall automatically be frozen upon such leave of absence, unless otherwise determined by the HRC. No Participant pre-tax contributions or after-tax contributions or Company contributions shall be made during the leave of absence. However, during the leave of absence, the Participant shall continue to be credited with dividends on his Pre-Tax, After-Tax and Matching Accounts, as applicable, as provided under Section 5.3 and to vest in such amounts as provided under Section 5.4, and all distributions shall continue to be payable to the Participant and his Beneficiaries in accordance with Section 6 and/or
      Section 7 hereof, as applicable. If the Participant returns to employment with Employer in an employment status which makes him eligible to participate in this Plan before completion of or immediately upon the expiration of the leave of absence, Participant pre-tax contributions and Company matching contributions will resume until the end of the original Unit Period. If the Participant has not resumed employment with Employer in an employment status which makes him eligible to participate in this Plan before completion of or immediately upon the expiration of the leave of absence, a Termination Distribution based on the amounts credited to the Participant's Pre-Tax, After-Tax and Matching Accounts shall be paid to the Participant.

      This Section 11.8 shall not apply with respect to any period during which a Participant is suffering from a Disability, and such period of Disability shall not be included under this Section 11.8 as a portion of a period of leave of absence.

      11.9 Ineligible Participant. Notwithstanding any other provisions of this Plan to the contrary, if any Participant is determined not to be a "management or highly compensated employee" within the meaning of ERISA, such Participant will not be eligible to participate in this Plan and shall receive an immediate lump sum distribution of shares of Stock corresponding to the vested portion of the Shares standing credited to his Pre-Tax plus After-Tax plus Matching Accounts. Upon such payment no other distribution shall thereafter be payable under this Plan either to the Participant or any Beneficiary of the Participant, except as provided under Section 11.1.

      11.10 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of Employer. No assets of Employer shall be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of Employer under this Plan. Any and all of the Employer's assets shall be, and remain, the general, unpledged, unrestricted assets of Employer. The only obligation of Employer under the Plan shall be merely that of an unfunded and unsecured promise of the Company to distribute shares of Stock corresponding to Shares, and Options, under the Plan in the future.

      11.11 Offset. If a Participant becomes entitled to a distribution of Stock under the Plan, the Company may offset against the amount of Stock otherwise distributable, any claims to reimbursement for intentional wrongdoing by the Participant against the Employer or an affiliate as well as any overpayment made under this Plan. Such determination shall be made by the Company.

      11.12 Non-Assignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, shares of Stock corresponding to Shares under the Plan, if any, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the Stock distributable shall, prior to actual distribution, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

      11.13 Employment Not Guaranteed. Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Employee any right to be retained in the employ of Employer or to serve as a director.

      11.14 Gender, Singular and Plural. All pronouns and any variations there of shall be deemed to refer to the masculine or feminine, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

      11.15 Captions. The captions of the articles, sections, and paragraphs of this Plan are for convenience only and shall not control nor affect the meaning or construction of any of its provisions.

      11.16 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of Texas, to the extent not preempted by ERISA. Any action seeking to enforce an Employee's or Beneficiary's rights under this Plan, including but not limited to the terms of any Agreement or Option issued hereunder, may only be brought in Bexar County, Texas.

      11.17 Validity. In the event any provision of this Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

      11.18 Notice. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the Vice President-Human Resources of the Company. Such notice shall be deemed given on the date of delivery or, if delivery is made by mail, on the date shown on the postmark on the receipt for registration or certification.

      11.19 Successors and Assigns. This Plan shall be binding upon the Company and its successors and assigns.

      11.20 Limitations and Adjustments. The number of shares of Stock which may be distributed pursuant to the Plan, exclusive of Section 9, is 6,500,000. The number of stock Options and shares of Stock which may be issued pursuant to Section 9 of the Plan is 10,500,000 each. Of the foregoing stock options, the number of incentive stock Options which may be issued pursuant to the Plan is 10,500,000.

      In the event of a merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, share combination, or other change in the corporate structure of the Company affecting the shares of Stock, such adjustment shall be made in the number and class of shares of Stock which may be delivered under the Plan, and in the number and class of and/or price of shares of Stock subject to outstanding Options granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

      11.21 Distribution Alternative. Effective November 17, 1995, notwithstanding the provisions of Section 6 and of Section 7, at any time during the calendar year prior to the calendar year during which a distribution(s) pursuant to a Savings Unit is scheduled to commence, a Participant may change his or her previous election(s) applicable to such Savings Unit to further defer the commencement of the distribution(s) pursuant to such Savings Unit to a subsequent calendar year, and in such case to also change the number of installments applicable to the distribution of the Savings Unit as follows: (a) the new election(s) applicable to such Savings Unit must conform with either Section 6, if the Retirement Alternative is the new selection for such Savings Unit, or
      Section 7, if the Specified Date Alternative is the new selection for such Savings Unit; (b) either the Retirement Alternative or the Specified Date Alternative may be selected for the new election(s) for a Savings Unit irrespective of the Alternative originally selected for such Savings Unit;
      (c) the commencement date for payments pursuant to such Savings Unit may be delayed to any point in time in a subsequent calendar year - the commencement date for payments may not be advanced to an earlier point in time; and (d) any number of installments may be selected pursuant to the new election(s) for a Savings Unit irrespective of the number of installments originally selected for such Savings Unit. Provided, however, in the event a Participant is involuntarily terminated from employment (which shall be deemed to include termination by reason of death), and such termination is for a reason other than for cause (i.e., willful and gross misconduct on the part of the Participant that is materially and demonstrably detrimental to the Company or any subsidiary thereof), and such termination is a Retirement (or in the case of Participant's death, Participant was Retirement eligible), then Participant (or Participant's Beneficiary(ies)) may make the change(s) to Participant's previous election(s) pursuant to this Section 11.21 at the time of Participant's termination of employment. Amounts with respect to which the Participant's election(s) are modified in accordance with the provisions of this Section
      11.21 shall continue to be subject to all provisions of this Plan including further distribution modifications in accordance with the provisions of the Section 11.21.


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Section 12 - Participation in Other Plan(s)

      12.1 Participation in Predecessor Plans. Effective November 21, 1997, the plans of the Stock Savings Program shall be merged into the Stock Savings Plan. All Savings Units under the Stock Based Savings Plan or the Management Stock Savings Plan shall be transferred to this Plan as of that date and shall be governed by the terms of this Plan.

      12.2 Pacific Telesis Group 1996 Executive Deferred Compensation Plan or the Pacific Telesis Group Non-Qualified Savings Plan. If an Eligible Employee elects to participate in this Plan with respect to contributions during 1998, the Employee may not defer, under the Pacific Telesis Group 1996 Executive Deferred Compensation Plan or the Pacific Telesis Group Non-Qualified Savings Plan, any compensation otherwise payable in 1998, and such election under this Plan shall operate as a termination of participation in such Pacific Telesis Group plans to the extent it relates to any deferrals of compensation otherwise payable in 1998.